Exhibit 10.4

RESTRICTED STOCK AWARD AGREEMENT

PAYCOM SOFTWARE, INC.

2014 LONG-TERM INCENTIVE PLAN

1. Grant of Award. In connection with that certain Merger Agreement dated as of December 30, 2013 (the “Merger Agreement”) by and among Paycom Software, Inc., a Delaware corporation (the “Company”), Paycom Payroll Holdings, LLC, a Delaware limited liability company (“Paycom Holdings”), Paycom Payroll, LLC, a Delaware limited liability company, and Paycom Software Merger Sub, LLC, a Delaware limited liability company, incentive units of Paycom Holdings are being converted into shares of Common Stock, par value $0.001, of the Company as provided in the Merger Agreement and certain of these shares of Common Stock received upon the conversion of and in exchange for unvested Incentive Units shall be subject to the terms and conditions set forth in this Restricted Stock Award Agreement (the “Agreement”). Accordingly, pursuant to the terms of the Merger Agreement and the Paycom Software, Inc. 2014 Long-Term Incentive Plan (the “Plan”) for Employees, Contractors, and Outside Directors of the Company, the Company grants to

(the “Participant”)

an Award of Restricted Stock in accordance with Section 6.4 of the Plan. The number of shares of Common Stock awarded under this Agreement is [            ] shares (the “Awarded Shares”), as follows:

a. [            ] of the total Awarded Shares shall be subject to time-based vesting as set forth below (referred to herein as, the “Tranche A Shares”); and

b. [            ] of the total Awarded Shares shall be subject to performance-based vesting as set forth below (referred to herein as, the “Tranche B Shares”).

The “Date of Grant” of this Award is January 1, 2014.

2. Subject to Plan; Definitions.

a. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. To the extent the terms of the Plan are inconsistent with the provisions of the Agreement, this Agreement shall control. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

b. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan; provided, that the following terms shall have the meanings set forth below:

i. “Agreement” has the meaning set forth in Section 1.

ii. “Appraised Value” means the value ascribed to a share of the subject Equity Securities as set forth in the most recent written appraisal previously issued by an independent Person selected by the audit committee of the Company nationally recognized as having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities; provided, that it being understood that neither the Board nor the audit committee shall have any obligation to obtain any such appraisal more than once per calendar year.

iii. “Awarded Shares” has the meaning set forth in Section 1.

iv. “Cause” means, with respect to Participant, any of the following: (a) the repeated failure of Participant to perform such duties as are lawfully requested by the Chief Executive Officer or the direct supervisor of Participant, (b) the failure by such Participant to observe all reasonable, lawful material policies of the Company and its subsidiaries applicable to Participant and communicated to Participant in writing, (c) any action or omission constituting gross negligence or willful misconduct of such Person in the performance of his or her duties, (d) the material breach by Participant of any provision of Participant’s employment or the breach by Participant of any non-competition, non-solicitation or similar restrictive agreement with the Company or any of its subsidiaries, (e) any act or omission by Participant constituting fraud, embezzlement, disloyalty or dishonesty with respect to the Company or its subsidiaries, (f) the use by Participant of illegal drugs or repetitive abuse of other drugs or repetitive excess consumption of alcohol interfering with the performance of Participant’s duties, or (g) the commission by Participant of any felony or of a misdemeanor involving dishonesty, disloyalty or moral turpitude.

v. “Company” has the meaning set forth in Section 1 (and, for purposes of Section 25, Section 25).

vi. “Committee” means the compensation committee of the Board of Directors of the Company.

vii. “Date of Grant” has the meaning set forth in Section 1.

viii. “Equity Securities” means, as applicable, (a) any capital stock, membership interests or other share capital, (b) any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests or other share capital or containing any profit participation features, (c) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests, other share capital or securities containing any profit participation features, (d) any share appreciation rights, phantom share rights or other similar rights, or (e) any Equity Securities as defined in clauses (a) through (d) above issued or issuable with respect to the securities referred to in clauses (a) through (d) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

ix. “Equity Securities Value Per Share” means, for any class or series of Equity Securities of the Company, for any date, the price determined by the first of the following clauses that applies: (a) if such Equity Securities are then listed or quoted on a Trading Market, the arithmetic average of the VWAP of a share of such Equity Securities on each of the twenty (20) consecutive Trading Days immediately preceding such date; (b) if the Equity Securities are not then listed or quoted for trading on a Trading Market and if prices for such Equity Securities are then reported on the OTC Bulletin Board (or a similar organization or agency succeeding to its functions of reporting prices), the arithmetic average of the closing bid price per share of the Common Stock so reported on each of the twenty (20) consecutive Trading Days immediately preceding such date; or (c) in all other cases, the Appraised Value of a share of such Equity Securities.

x. “First TEV Threshold” means $1.4 billion.

xi. “Forfeiture Activities” has the meaning set forth in Section 4(c).

xii. “Incentive Units” shall have the meaning set forth in that certain limited liability company agreement of Paycom Holdings dated as of April 3, 2012, as amended from time to time, by and among Paycom Payroll Holdings, LLC, WCAS Paycom Holdings, Inc., a Delaware corporation, WCAS CP IV Blocker, Inc., a Delaware corporation, The Ruby Group, Inc., an Oklahoma corporation, and the other parties thereto.

xiii. “Merger Agreement” has the meaning set forth in Section 1.

xiv. “Participant” has the meaning set forth in Section 1.

xv. “Paycom Holdings” has the meaning set forth in Section 1.

xvi. “Plan” has the meaning set forth in Section 1.

xvii. “Public Offering” means an underwritten sale to the public of the Company’s Equity Securities (or its successor’s Equity Securities) pursuant to an effective registration statement filed with the SEC on Form S-1 (or any successor form adopted by the SEC) and after which the Company’s (or its successor’s) Equity Securities are listed on the New York Stock Exchange, the NYSE MKT or The NASDAQ Stock Market; provided, that a Public Offering shall not include any issuance of Equity Securities in any merger or other business combination, and shall not include any registration of the issuance of Equity Securities to existing securityholders or employees of the Company and its Subsidiaries on Form S-4 or Form S-8 (or any successor form adopted by the SEC).

xviii. “Restriction Period” has the meaning set forth in Section 5.

xix. “SEC” means the Securities and Exchange Commission.

xx. “Second TEV Threshold” means $1.8 billion.

xxi. “Total Enterprise Value” means the sum of: (i) the product of (A) the Equity Securities Value Per Share of a share of Common Stock not subject to vesting or other restrictions multiplied by (B) the number of outstanding shares of Common Stock, (ii) for each other class or series of Equity Securities of the Company, if any, the product of (A) Equity Securities Value Per Share for such class or series of such Equity Securities of the Company multiplied by (B) the number of shares of such class or series of such Equity Securities of the Company, and (iii) the principal amount of all outstanding funded indebtedness of the Company less the aggregate amount of cash and cash equivalents of the Company (exclusive of funds held on behalf of clients).

xxii. “Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable Trading Market or in the applicable securities market.

xxiii. “Trading Market” means the primary securities exchange on which the Common Stock is listed or quoted for trading on the date in question.

xxiv. “Tranche A Shares” has the meaning set forth in Section 1(a).

xxv. “Tranche B Shares” has the meaning set forth in Section 1(b).

xxvi. “VWAP” means the daily volume weighted average price of a share of the Common Stock for such date on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (or successor thereto) using its “Volume at Price” function (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)).

3. Vesting. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Shares shall vest as follows:

a. The Tranche A Shares shall vest as follows:

i.                      of the total Tranche A Shares shall vest on                     , provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

ii.                      of the total Tranche A Shares shall vest on                     , provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

iii.                      of the total Tranche A Shares shall vest on                     , provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

iv.                      of the total Tranche A Shares shall vest on                     , provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

b. The Tranche B Shares shall vest as follows:

i. Fifty percent (50%) of the Tranche B Shares shall vest on the first date, if any, that the Total Enterprise Value equals or exceeds the First TEV Threshold, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

ii. Fifty percent (50%) of the Tranche B Shares shall vest on the first date, if any, that the Total Enterprise Value equals or exceeds the Second TEV Threshold, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

c. Notwithstanding the foregoing, if a Public Offering shall have been consummated, all Awarded Shares not previously vested shall immediately become vested in full upon a Termination of Service as a result of the Participant’s death while performing his duties and responsibilities for the Company.

If a Public Offering shall have been consummated, in the event the Participant’s death occurs other than while performing his duties and responsibilities for the Company, or in the event of a Termination of Service as a result of the Participant’s Total and Permanent Disability or a Termination of Service by the Company without Cause, the Board may, in its sole discretion, accelerate the vesting of all or any portion of the Awarded Shares not previously vested based on the Participant’s time and performance and other factors, as the Board may deem appropriate.

In the event that a Change in Control occurs in which the surviving entity, if any, does not assume the obligations of this Award, then immediately prior to the effective date of such Change in Control, all Awarded Shares not previously vested shall thereupon immediately become fully vested.

4. Forfeiture of Awarded Shares. Notwithstanding anything herein to the contrary other than pursuant to Section 3(c), Awarded Shares shall be forfeited and shall cease to be outstanding as set forth below:

a. Awarded Shares that are not vested in accordance with Section 3, whether then held by the Participant or any other Person, shall be forfeited and shall cease to be outstanding on the date of the Participant’s Termination of Service.

b. The Participant acknowledges that: (i) the Participant performs services of a unique nature for the Company that are irreplaceable, and that the Participant’s performance of such services to a competing business will result in irreparable harm to the Company, (ii) the Participant has had and will continue to have access to confidential information which, if disclosed, would unfairly and inappropriately assist in competition against the Company or any of its Subsidiaries, (iii) in the course of the Participant’s employment by a competitor, the Participant would inevitably use or disclose such confidential information, (iv) the Participant has generated and will continue to generate goodwill for the Company and its Subsidiaries in the course of the Participant’s employment, and (v) the Participant acknowledges that the restrictive covenants outlined below in Paragraph 4(c) arise from and are related to the Participant’s sale of the goodwill of a business, and that such restrictive covenants are necessary to protect against the unfair competition that would result if the Participant were to begin competing against the Company after selling such goodwill to the Company. Accordingly, all Awarded Shares (whether or not vested and whether then held by the Participant or any other Person) shall be forfeited and shall cease to be outstanding, as of the first date the Participant engages in Forfeiture Activities and, if the Committee has consented to the transfer of all or a portion of such Awarded Shares, then the Participant shall pay to the Company all money received in respect of such transferred Awarded Shares, if the Participant engages in Forfeiture Activities at any time during the term of the Participant’s employment with the Company and its Subsidiaries or during the one-year period following termination of such employment.

c. The Participant shall have engaged in “Forfeiture Activities” if at any time the Participant: (i) directly or indirectly manages, operates, controls, participates in, consults with, renders services for or in any manner engages in any business or enterprise (including any division, group or franchise of a larger organization), whether as a proprietor, owner, member, partner, stockholder, director, officer, employee, consultant, joint venturer, investor, sales representative or other participant, in which the Company or any of its Subsidiaries engaged at any time during the two year period immediately preceding the date such Person’s employment with the Company and its Subsidiaries terminates (or the date of determination if the date of determination is prior to the date the Participant’s employment with the Company and its Subsidiaries terminated) or engages or proposes to engage as of such termination date (or the date of determination if the date of determination is prior to the date the Participant’s employment with the Company and its Subsidiaries terminated), in each case, anywhere in any State where the Company or one of its Subsidiaries maintained an office immediately preceding such termination date (or the date of determination if the date of determination is prior to the date the Participant’s employment with the Company and its Subsidiaries terminated); (ii) directly or indirectly induces or attempts to induce any employee of the Company or any of its Subsidiaries to leave the employ of such entity; (iii) subject to the restrictions of any applicable law, directly or indirectly induces or attempts to induce any established customer of the Company or any of its Subsidiaries to cease doing business with, or materially alter its business relationship with, such entity; (iv) directly or indirectly solicits the sale of goods or services, or a combination thereof, to established customers of the Company or any of its Subsidiaries, or (v) makes or solicits or encourages others to make or solicit directly or indirectly any derogatory or negative statement or communication about the Company, its Subsidiaries or any of their respective businesses, products, services or activities; provided, that the restriction set forth in clause (v) will not prohibit truthful testimony compelled by valid legal process. Notwithstanding the foregoing, engaging in Forfeiture Activities shall not include owning up to one percent of the outstanding stock of a corporation which is publicly traded, so long as the Participant has no active participation in the business of such corporation.

Upon forfeiture, all of the Participant’s rights with respect to the forfeited Awarded Shares shall cease and terminate, without any further obligations on the part of the Company.

5. Restrictions on Awarded Shares. Subject to the provisions of the Plan and the terms of this Agreement, from the Date of Grant until the date the Awarded Shares are vested in accordance with Section 3 and are no longer subject to forfeiture in accordance with Section 4 (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate, margin, assign or otherwise encumber any of the Awarded Shares. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Awarded Shares whenever it may determine that, by reason of changes in applicable laws or changes in circumstances after the date of this Agreement, such action is appropriate.

6. Legend. The following legend shall be placed on all certificates issued representing Awarded Shares:

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Paycom Software, Inc. 2014 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Oklahoma

City, Oklahoma. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

All Awarded Shares owned by the Participant shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.

7. Delivery of Certificates; Registration of Shares. The Company shall deliver certificates for the Awarded Shares to the Participant or shall register the Awarded Shares in the Participant’s name, free of restriction under this Agreement, promptly after, and only after, the Restriction Period has expired without forfeiture pursuant to Section 4. In connection with any issuance of a certificate for Restricted Stock, the Participant shall endorse such certificate in blank or execute a stock power in a form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

8. Rights of a Stockholder. Except as provided in Section 4 and Section 5 above, the Participant shall have, with respect to his Awarded Shares, all of the rights of a stockholder of the Company, including the right to vote the shares; provided, the Participant shall not have a right to cash dividends and any stock dividends paid with respect to Awarded Shares shall at all times be treated as Awarded Shares and shall be subject to all restrictions placed on such Awarded Shares. Any such stock dividends paid with respect to Awarded Shares shall vest as the related Awarded Shares become vested.

9. Voting. The Participant, as record holder of the Awarded Shares, has the exclusive right to vote, or consent with respect to, such Awarded Shares until such time as the Awarded Shares are transferred in accordance with this Agreement or forfeited; provided, that this Section 9 shall not create any voting right where the holders of such Awarded Shares otherwise have no such right.

10. Adjustment to Number of Awarded Shares. The number of Awarded Shares shall be subject to adjustment in accordance with Articles 11-13 of the Plan.

11. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

12. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he or she will not acquire any Awarded Shares, and that the Company will not be obligated to issue any Awarded Shares to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The rights and obligations of the Company and the rights and obligations of the Participant are subject to all Applicable Laws, rules, and regulations.

13. Investment Representation. Unless the Awarded Shares are issued in a transaction registered under applicable federal and state securities laws, by his or her execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be purchased and or received hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him or her in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

14. Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for his review by the Company, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

15. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state). To the extent that a court of competent jurisdiction concludes that application of Delaware Law to all or part of Section 4 is contrary to Oklahoma public policy or statutes, the Participant acknowledges that this Agreement relates to the Participant’s sale of the goodwill of the Company, as defined in 15 O.S. § 218, and agrees to comply with Section 4 to the fullest extent permitted by law.

16. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee or as a Contractor or as an Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor, or Outside Director at any time.

17. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

18. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

19. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

20. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. No person shall be permitted to acquire any Awarded Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained herein.

21. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

22. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

23. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

24. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be addressed and delivered as follows:

Paycom Software, Inc.

7501 W. Memorial Rd.

Oklahoma City, OK 73142

Attn: Chief Financial Officer

b. Notice to the Participant shall be addressed and delivered as set forth on the signature page.

25. Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement and shares of Common Stock being issued pursuant to the terms of the Merger Agreement, the method and timing for filing an election to include any amounts received under this Agreement in income under Section 83(b) of the Code (to the extent determined to be taxable), and the tax consequences of such election. By execution of this Agreement, the Participant agrees that if the Participant makes such an election, the Participant shall provide the Company with written notice of such election in accordance with the regulations promulgated under Section 83(b) of the Code. The Company or, if applicable, any Subsidiary (for purposes of this Section 25, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Merger Agreement or the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award or with respect to the issuance of Common Stock under the Merger Agreement. Such payments shall be required to be made when requested by the Company, including under the terms of the Merger Agreement, and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Participant to the Company of shares of Common Stock, other than (A) Restricted Stock, or (B) Common Stock that the Participant has acquired from the Company within six (6) months prior thereto, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the vesting of this Award, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

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[Remainder of Page Intentionally Left Blank.

Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

Paycom Software, Inc.

By:
Name:
Title:

PARTICIPANT:

Signature

Name:
Address: